                                                                   EXHIBIT 99.1

                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                   at the close of business June 30, 2000, in
               accordance with a call made by the Federal Reserve
               Bank of this District pursuant to the provisions of
                            the Federal Reserve Act.

                                                                          DOLLAR AMOUNTS
                     ASSETS                                                IN MILLIONS

Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin ...........................................        $     15,412
     Interest-bearing balances ...................................               4,593
Securities:
Held to maturity securities.......................................                 613
Available for sale securities.....................................              57,372
Federal funds sold and securities purchased under
     agreements to resell ........................................              29,490
Loans and lease financing receivables:
     Loans and leases, net of unearned income......$ 142,368
     Less: Allowance for loan and lease losses.....    2,227
     Less: Allocated transfer risk reserve ........        0
                                                   ---------
     Loans and leases, net of unearned income,
     allowance, and reserve ......................................             140,141
Trading Assets ...................................................              48,079
Premises and fixed assets (including capitalized
     leases)......................................................               3,447
Other real estate owned...........................................                  27
Investments in unconsolidated subsidiaries and
     associated companies.........................................                 259
Customers' liability to this bank on acceptances
     outstanding .................................................                 676
Intangible assets ................................................               3,994
Other assets .....................................................              16,373
                                                                          ------------
TOTAL ASSETS .....................................................        $    320,476
                                                                          ============

                                   LIABILITIES
Deposits
     In domestic offices ........................................         $   103,433
     Noninterest-bearing ........................................         $    42,054
     Interest-bearing ...........................................              61,379
     In foreign offices, Edge and Agreement
     subsidiaries and IBF's .....................................              92,486
Noninterest-bearing .............................................         $     5,683
     Interest-bearing ...........................................              86,803

Federal funds purchased and securities sold under agree-
ments to repurchase .............................................             49,016
Demand notes issued to the U.S. Treasury ........................                750
Trading liabilities .............................................             32,878
Other borrowed money (includes mortgage indebtedness
     and obligations under capitalized leases):
     With a remaining maturity of one year or less ..............              4,298
       With a remaining maturity of more than one year
            through three years..................................                  0
       With a remaining maturity of more than three years........                 97
Bank's liability on acceptances executed and outstanding                         676
Subordinated notes and debentures ...............................              5,430
Other liabilities ...............................................             12,129

TOTAL LIABILITIES ...............................................            301,193

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus                                      0
Common stock ....................................................              1,211
Surplus  (exclude all surplus related to preferred stock)...                  11,066
Undivided profits and capital reserves ..........................              8,165
Net unrealized holding gains (losses)
on available-for-sale securities ................................             (1,175)
Accumulated net gains (losses) on cash flow hedges...............                  0
Cumulative foreign currency translation adjustments .............                 16
TOTAL EQUITY CAPITAL ............................................             19,283
                                                                          ----------
TOTAL LIABILITIES AND EQUITY CAPITAL ............................         $  320,476
                                                                          ==========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                               JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                    WILLIAM B. HARRISON, JR.   )
                                    JOHN R. STAFFORD           )DIRECTORS
                                    M. ANTHONY BURNS           )




                                      -5-